Exhibit 8.1

PRINCIPAL SUBSIDIARIES AND VARIABLE INTEREST ENTITIES OF SCIENJOY HOLDING CORPORATION

Subsidiaries

	Place of
	Incorporation or	Proportion of
Name	Organization	Ownership Interest
Scienjoy Inc.	Cayman Islands	100%
Scienjoy BeeLive Limited	Hong Kong SAR	100%
Scienjoy International Limited	Hong Kong SAR	100%
Sixiang Wuxian (Beijing) Technology Co., Ltd.	PRC	100%
Sixiang Zhihui (Beijing) Technology Co., Ltd.	PRC	100%
Holgus Sixiang Information Technology Co., Ltd.	PRC	100%
Holgus Sixiang Haohan Internet Technology Co., Ltd.	PRC	100%
Kashgar Sixiang Times Internet Technology Co., Ltd.	PRC	100%
Kashgar Sixiang Lehong Information Technology Co., Ltd.	PRC	100%
Sixiang Zhihui (Hainan) Technology Co., Ltd.	PRC	100%

Variable Interest Entities

	Place of
	Incorporation or	Proportion of
Name	Organization	Ownership Interest
Zhihui Qiyuan (Beijing) Technology, Co. Ltd.	PRC	100%
Hai Xiu (Beijing) Technology Company Co. Ltd.	PRC	100%
Beijing Le Hai Technology Co. Ltd.	PRC	100%
Beijing Sixiang Shiguang Technology Co. Ltd.	PRC	100%
Sixiang Mifeng (Tianjin) Technology Co., Ltd	PRC	100%
Changxiang Infinite Technology (Beijing) Co., Ltd.	PRC	100%
Lixiaozhi (Chongqing) Internet Technology Co., Ltd.	PRC	100%
ZhiHui Qiyuan (Hainan) Investment Co., Ltd.	PRC	100%